

<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the balance sheet of CNL Income Fund XIV, Ltd. at March 31, 1998, and its statement of income for the three months then ended and it qualified in its entirety by reference to the Form 10Q of CNL Income Fund XIV, Ltd. for the three months ended March 31, 1998.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-START>                             JAN-01-1998
<PERIOD-END>                               MAR-31-1998
<CASH>                                       2,855,291<F2>
<SECURITIES>                                         0
<RECEIVABLES>                                    6,570
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0<F1>
<PP&E>                                      25,909,395
<DEPRECIATION>                               1,380,008
<TOTAL-ASSETS>                              41,173,203
<CURRENT-LIABILITIES>                                0<F1>
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                  40,033,315
<TOTAL-LIABILITY-AND-EQUITY>                41,173,203
<SALES>                                              0
<TOTAL-REVENUES>                               980,475
<CGS>                                                0
<TOTAL-COSTS>                                  161,490
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                972,288
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            972,288
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   972,288
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F2>Cash balance includes $1,532,620 in restricted cash.
<F1>Due to the nature of its industry, CNL Income Fund XIV, Ltd. has an unclassified balance sheet; therefore no values are shown above for current assets and current liabilities.



